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                                                                   EXHIBIT 10.45




June 30, 1998



Mr. Henrik Slipsager
ABM Janitorial Services
551 Fifth Avenue, Suite 400
New York  NY  10176


RE:  AMENDMENT OF DIVISION EXECUTIVE EMPLOYMENT AGREEMENT --
     INCREASE IN SUPPLEMENTAL EXECUTIVE RETIREMENT PENSION ("SERP")


Dear Henrik:

I am pleased to inform you that the Executive Officer Compensation and Stock Option Committee of ABM's Board of Directors has approved an increase in the monthly benefit payable to you to $2,083.00 under this plan. Accordingly, the maximum benefit, subject to vesting over the ten year period (commencing January 1, 1997) payable to you shall increase to $250,000.00.

This letter shall, in this regard, amend your Executive Employment Agreement, as follows:

        The monthly Consulting Fees benefit set forth in paragraph X.3 CONSULTANCY shall be $2083.00.

Please sign and date all three (3) originals and return two (2) of them to me.

Very truly yours,

/s/ William W. Steele

William W. Steele




I hereby agree to the foregoing amendment.


/s/ Henrik Slipsager                    Dated:    August 3, 1998
-------------------------------                ----------------------------
Henrik Slipsager